D-Wave Announces Agreement to Acquire Quantum Circuits Inc., Establishing World’s Leading Quantum Computing Company
Transaction secures D-Wave’s position as only company capable of addressing full quantum computing market opportunity with industry-leading gate-model and annealing quantum computing technology
Combined entity plans to bring superconducting gate-model systems to market in 2026

PALO ALTO, Calif. – January 7, 2026 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services, and the world’s first commercial supplier of quantum computers, and Quantum Circuits Inc. (“Quantum Circuits”), a leading developer of error-corrected superconducting gate-model quantum computing systems, today announced that the companies have entered into a merger agreement under which D-Wave will acquire Quantum Circuits for a purchase price of $550 million, consisting of $300 million in D-Wave common stock and $250 million in cash. By combining the world’s leading annealing quantum computing company with the world’s leading developer of error-corrected gate-model technology, D-Wave will dramatically accelerate the projected time to a scaled, error-corrected gate-model quantum computer alongside and complementary to its commercial annealing quantum systems.
The acquisition will bring together D-Wave’s deep expertise in scalable control of superconducting processors as well as its production-grade, high-availability quantum cloud platform with Quantum Circuits’ leading approach to error-corrected superconducting gate-model technology. Quantum Circuits’ dual-rail technology with built-in error detection results in higher quality qubits and dramatically lowers the physical resources required for building logical qubits. Combining these technologies is expected to facilitate an accelerated commercial gate-model product roadmap that D-Wave believes will enable it to be the first to deliver fully error-corrected, scaled gate-model quantum computing. This is also projected to significantly expand the exciting use cases addressable by commercial quantum computing. The first deliverable in the accelerated roadmap will be an initial dual-rail system, planned to be generally available in 2026.
As part of the acquisition, Quantum Circuits’ world-class experts in superconducting quantum computing and device physics, including Dr. Rob Schoelkopf, a leading innovator of superconducting qubits and renowned quantum professor at Yale University, will expand D-Wave’s effort with a research and development center in New Haven, Connecticut. Dr. Schoelkopf, the inventor of transmon and dual-rail qubit technologies, is an award-winning world expert in superconducting quantum computing and practical error correction. Over almost three decades, Dr. Schoelkopf and his colleagues at Yale have delivered a series of breakthroughs that form some of the foundations for superconducting gate-model technology.
“With this acquisition, we believe that D-Wave has unequivocally cemented its position as the world’s most advanced and established leader in superconducting quantum computing,” said Dr. Alan Baratz, CEO of D-Wave. “Together with Quantum Circuits, we expect that D-Wave will leapfrog the industry, bringing gate-model products and services to market in 2026 and rapidly progressing our dual-platform strategy of delivering annealing and gate-model systems to address customers’ full breadth of computational problems. It’s a pivotal milestone and one that we believe will secure D-Wave’s long-term value proposition as quantum computing development and adoption accelerates.”
“Fault-tolerant error-corrected quantum computing is within our reach, and this acquisition is expected to significantly speed up the timeline,” said Dr. Rob Schoelkopf, chief scientist and co-founder of Quantum Circuits. “We believe that no other company has a more powerful qubit with built-in error detection. Combining our dual-rail gate-model processor with D-Wave’s scalable control and readout is expected to enable a nearer-term path to large-scale error-corrected gate-model systems. With aggressive roadmaps for both annealing and gate-model technology and a common track record of technology delivery, Quantum Circuits and D-Wave together are in a unique position to address the full spectrum of quantum computing technology.”

“I am incredibly proud of the Quantum Circuits team and the years of innovation that led to our breakthrough in hardware-integrated error correction,” said Ray Smets, CEO of Quantum Circuits. “By joining forces with D-Wave, we are accelerating the roadmap to commercially viable gate-model quantum computers. Our ‘correct-first’ philosophy is the most viable path to scaling quantum for the enterprise, and the power of this partnership ensures we have the global reach to accelerate delivery of this value to customers worldwide.”
To learn more about D-Wave’s latest product roadmap and accelerated path to error-corrected gate-model quantum computing, join us at Qubits 2026, January 27 and 28, 2026, in Boca Raton, Florida. To register for Qubits 2026 visit: https://www.qubits.com.
The acquisition is subject to certain closing conditions set forth in the merger agreement, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the approval of listing of the shares of D-Wave common stock being issued as consideration on the NYSE (subject to official notice of issuance). Closing is expected to occur in late January 2026. D-Wave will file a current report on Form 8-K with the U.S. Securities and Exchange Commission containing a summary of the terms and conditions of the acquisition, as well as a copy of the merger agreement.

Centerview Partners is acting as exclusive financial advisor to D-Wave and Paul, Weiss, Rifkind,
Wharton & Garrison LLP is acting as legal counsel to D-Wave.

This press release is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote, consent or approval in any jurisdiction pursuant to or in connection with the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. We are the world’s first commercial supplier of quantum computers, and the only company building both annealing and gate-model quantum computers. Our mission is to help customers realize the value of quantum, today. Our quantum computers — the world’s largest — feature QPUs with sub-second response times and can be deployed on-premises or accessed through our quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations trust D-Wave with their toughest computational challenges. With over 200 million problems submitted to our quantum systems to date, our customers apply our technology to address use cases spanning optimization, artificial intelligence, research and more. Learn more about realizing the value of quantum computing today and how we’re shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.
About Quantum Circuits, Inc.
Quantum Circuits is founded by quantum physicists, including leading quantum expert and Yale Professor Rob Schoelkopf. The company is a leader in the development of quantum computers designed to scale. Quantum Circuits’ innovative architecture integrates high-fidelity qubits with intrinsic error detection and handling. High-fidelity error detection is a key component to reducing the number of physical qubits necessary to build a useful quantum computer, thus accelerating the timeline to fault-tolerant quantum computing and real-world applications. Quantum Circuits’ team includes pioneers in the development of superconducting quantum science and circuit quantum electrodynamics. For more information, visit www.quantumcircuits.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to the acquisition (including the timing and completion thereof), as well as the combined company’s development and commercialization plans, plans to accelerate the projected time to a scaled, error-corrected gate-model quantum computer and intention to make an initial dual-rail system generally available in 2026, among others. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve significant risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contact:
D-Wave Quantum Inc.
Alex Daigle
media@dwavesys.com